May 28, 2020
ZAGG Inc Reports First Quarter 2020 Results
Announces Restructuring Actions to Position Company for Long-Term Profitable Growth
SALT LAKE CITY, May 28, 2020 (GLOBE NEWSWIRE) – ZAGG Inc (Nasdaq: ZAGG) (the “Company”), a leading global mobile lifestyle company, today announced financial results for the first quarter ended March 31, 2020.
First Quarter 2020 Review (Comparisons versus First Quarter 2019)
•Net sales of $91.0 million, an increase of 16% compared to $78.8 million
•Gross profit margin of (21%) compared to 30%
•Gross profit margin of 28%, excluding $44.8 million non-cash March 2020 inventory write-down
•Net loss, inclusive of a $44.8 million non-cash March 2020 inventory write-down, $18.6 million non-cash impairment on goodwill and $3.7 million non-cash loss on disposal of intangible assets and equipment was $(75.6) million compared to $(14.4) million
•Diluted loss per share of $(2.54) compared to of $(0.50)
•Adjusted EBITDA of $(7.5) million compared to $(9.0) million
•Cash provided by operating activities of $5.8 million compared to cash used in operating activities of $(12.1) million
•Instituted proactive measures in response to COVID-19 pandemic to preserve liquidity, reduce costs, and focus the business
•Implemented restructuring plans that include
◦Discontinuing the BRAVEN audio brand,
◦Exiting the battery case category, and
◦Simplifying our iFrogz audio, ZAGG keyboard and mophie power station businesses.
Chris Ahern, Chief Executive Officer, commented, “Our first quarter started off well and we were tracking to deliver a meaningful year-over-year improvement in our bottom line through mid-March when the outbreak of COVID-19 started to significantly disrupt our business. Our thoughts are with everyone affected by this pandemic and we want to express our gratitude to everyone on the front lines working to keep our communities safe. As many of our wholesale partners began closing their stores and reducing hours in response to state and local guidelines, we took immediate actions to reduce our go-forward operating costs and further enhance our financial flexibility during this period of great uncertainty. While certain regions of the country and the world have started to ease COVID-19 related lockdown restrictions, the overall impact on the global economy and our industry remains unclear at this point. In addition to the cost saving measures we implemented in 2019, we have taken additional steps to better position ZAGG for long-term profitable growth. This includes discontinuing certain lower margin brands and product categories, further headcount reductions, and simplifying other core lines of business. We believe our current plan will result in a more nimble company that can better serve its key retail partners and core consumers, and generate increased value for its shareholders.”
COVID-19 Response
The Company and its Board of Directors have taken the following proactive measures to provide enhanced financial flexibility during the COVID-19 pandemic:
•Closed on an amendment to the Company's secured revolving credit facility to increase available borrowings by $19.8 million through March 2021.
•Closed on a Small Business Administration loan under the U.S. CARES Act of approximately $9.4 million.
•Implemented furloughs or lay-offs of approximately 20% of U.S. employees and reduced the Company's Europe and Asia Pacific staff, excluding China, by approximately 20%. Employees on furlough retain their health insurance coverage throughout the furlough.
•Temporarily reduced salaries, including a 15% reduction for the Chief Executive Officer, 10% reductions for the rest of the executive team and 5% reductions for senior management.
•Temporarily reduced the cash portion of the Board of Directors’ compensation by 15% and replaced such compensation with stock-based compensation.
•Deferred or cancelled spending on all non-essential projects.
•Implemented a host of additional global cost reduction initiatives.
•Cancelled or delayed purchase orders to align with adjusted demand forecast.
The headwinds presented by COVID-19 also caused the Company to critically assess the long-term profitability of all brands and product lines, including a review of the recoverability of inventory on hand due to the decline in demand brought on by COVID-19. As a result of this strategic review and to position the Company for long-term profitable growth, the Company initiated a restructuring plan during the first quarter of 2020 (the “Strategic Review”). These actions included:
•Discontinuing the BRAVEN audio brand,
•Exiting the battery case category, and
•Simplifying our iFrogz audio, ZAGG keyboard and mophie power station businesses, including reducing SKU counts and discontinuing certain product lines.
As a result, Q1 2020 results include the following one-time charges:
•Inventory write-downs totaling $44.8 million, a significant portion of which includes non-discontinued products that we determined would not be sold above the prior carrying value due to the decline in demand linked to COVID-19,
•Goodwill impairment charge totaling $18.6 million,
•Equipment write-off of $2.5 million from product tooling linked to discontinued brands and product lines,
•Intangible asset write-off of $1.1 million from discontinued brands and product lines, and
•Severance charges totaling approximately $0.5 million.
The Strategic Review combined with ongoing enhancements to the supply and demand forecasting processes are expected to improve operating margins long-term as the Company is exiting less profitable brands and product lines, simplifying product offerings resulting in fewer SKUs and lower potential inventory obsolescence, and decreasing the operating expense burden to support these brands and product lines.
First Quarter 2020 Results (Comparisons versus First Quarter 2019)
(Amounts in millions, except per share amounts)

	For the Three Months Ended
	March 31, 2020	March 31, 2019

Net sales	$91.0	$78.8
Gross (loss) profit	$(18.9)	$23.8
Gross (loss) profit margin	(21)%	30%
Gross profit (excluding March 2020 inventory write-down)	$25.9	$23.8
Gross profit margin (excluding March 2020 inventory write-down)	28%	30%
Net loss	$(75.6)	$(14.4)
Diluted loss per share	$(2.54)	$(0.50)
Adjusted EBITDA	$(7.5)	$(9.0)
Net sales increased 16% to $91.0 million, compared to $78.8 million. The increase in net sales was primarily attributable to (1) an increase in sales of screen protection products and (2) an increase in sales of the HALO and mophie wireless power product lines. This was partially offset by lost sales of approximately $9.0 million due to the impact of COVID-19.
Gross loss was $(18.9) million compared to gross profit of $23.8 million. The decrease in gross profit/(loss) was primarily attributable to (1) the March 2020 inventory write-downs of $44.8 million primarily linked to the discontinuation of certain brands and product lines resulting from the Strategic Review combined with decreased demand due to the effects of COVID-19, (2) an increase in duty rates as a result of higher tariffs on products sourced from China, and (3) an increase of expedited freight and higher overall freight rates due to Chinese factories coming back online later than planned following the Chinese New Year due to COVID-19. Excluding the impact from the inventory write-downs, gross profit margin was 28% for the three months ended March 31, 2020, compared to 30% for the three months ended March 31, 2019.
Operating expenses were $63.2 million (70% of net sales) compared to $40.9 million (52% of net sales). The increase in operating expenses was primarily attributable to (1) an $18.6 million impairment charge to goodwill resulting from the carrying value of our net assets exceeding our market capitalization, (2) a $2.5 million charge from the write-off of product tooling linked to discontinued brands and product lines, (3) a $1.1 million write-off recorded for the intangible assets resulting from discontinued brands and product lines, (4) $0.5 million incurred in connection with the lay-off of certain employees in March 2020, and (5) $1.1 million related to expenses for InvisbleShield On Demand expansion into the Latin America region. These increases were partially offset by cost reduction initiatives.
Balance Sheet Highlights (as of March 31, 2020, December 31, 2019, and March 31, 2019)

	March 31, 2020	December 31, 2019	March 31, 2019

Cash and cash equivalents	$14.2	$17.8	$14.8
Accounts receivable, net of allowances	$83.7	$142.8	$93.6
Inventories	$93.6	$144.9	$100.2
Line of credit	$99.5	$107.1	$93.4
Net debt (Total debt less cash)	$85.4	$89.3	$78.6
QTD Days sales outstanding (DSOs)	84	69	107
2020 Business Outlook
As a result of ongoing disruption and uncertainty related to the global COVID-19 pandemic, ZAGG previously withdrew its first quarter and full-year 2020 outlook. The Company is not providing an update at this time.
Conference Call
A conference call will be held today, May 28, 2020, at 5:00 p.m. Eastern Standard Time to review these results. Interested parties may access the call via the Internet on the Company's website at investors.zagg.com (the URLs are included in this exhibit as inactive textual references and information contained on, or accessible through, our websites is not a part of, and is not incorporated by reference into, this report).
About Non-U.S. GAAP Financial Information
This press release includes Adjusted EBITDA and gross profit (and corresponding gross profit margin) excluding March 2020 inventory write-downs. Readers are cautioned that (1) Adjusted EBITDA (earnings before stock-based compensation expense, depreciation and amortization, other expense, net, transaction costs, BRAVEN employee retention bonus, former CFO retention bonus, inventory step-up amount in connection with the acquisition of HALO, severance expense, March 2020 inventory write-down, impairment of goodwill, loss (gain) on disposal of intangible assets and equipment (loss of discontinued brands, product lines, and related product tooling), and income tax benefit) and (2) gross profit (and corresponding gross profit margin) excluding March 2020 inventory write-downs (gross profit [and corresponding profit margin] excluding March 2020 inventory write-downs of $44.8 million) are not financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In addition, this financial information should not be construed as an alternative to any other measure of performance determined in accordance with U.S. GAAP, or as an indicator of operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. As such, it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. We present Adjusted EBITDA and gross profit (and corresponding gross profit margin) excluding March 2020 inventory write-downs because we believe that these measures are helpful to some investors as a measure of performance and to normalize the impact of acquisitions. We caution readers that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions. Accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the financial results of other companies. We have provided a reconciliation of Adjusted EBITDA and gross profit (and corresponding gross profit margin) excluding March 2020 inventory write-downs to the most directly comparable U.S. GAAP measures in the supplemental financial information attached to this press release.
Cautionary Note Regarding Forward-Looking Statements
This press release contains (and oral communications made by us may contain) “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “target,” “future,” “seek,” “likely,” “strategy,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our outlook for the Company and statements that estimate or project future results of operations or the performance of the Company.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
a.the impacts of certain environmental and health risks, including the recent outbreak of the coronavirus (COVID-19) and its potential effects on the Company's operations, sourcing from China, and future demand for the Company's products for an uncertain duration of time;
b.the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers;
c.building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for our products;
d.the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Apple®, Samsung®, and Google®;
e.changes or delays in announced launch schedules for (or recalls or withdrawals of) new mobile devices by major manufacturers like Apple, Samsung, and Google;
f.the ability to successfully integrate new operations or acquisitions;
g.the impacts of inconsistent quality or reliability of new product offerings;
h.the impacts of lower profit margins in certain new and existing product categories, including certain mophie products;
i.the impacts of changes in economic conditions, including on customer demand;
j.managing inventory in light of constantly shifting consumer demand;
k.the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the Company from cyber-attacks, terrorist incidents or the threat of terrorist incidents;
l.changes in U.S. and international trade policy and tariffs, including the effect of increases in U.S.-China tariffs on selected materials used in the manufacture of products sold by the Company which are sourced from China;
m.adoption of or changes in accounting policies, principles, or estimates; and
n.changes in the law, economic and financial conditions, including the effect of enactment of U.S. tax reform or other tax law changes.
Any forward-looking statement made by us in this press release speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. The forward-looking statements contained in this press release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
About ZAGG Inc
ZAGG Inc (NASDAQ:ZAGG) is a global leader in accessories and technologies that empower mobile lifestyles. The Company has an award-winning product portfolio that includes screen protection, mobile keyboards, power management solutions, social tech, and personal audio sold under the ZAGG®, mophie®, InvisibleShield®, IFROGZ®, Gear4®, and HALO® brands. ZAGG has operations in the United States, Ireland, and China. ZAGG products are available worldwide, and can be found at leading retailers including Best Buy, Verizon, AT&T, Sprint, T-Mobile, Walmart, Target, and Amazon.com. For more information, please visit the Company's website at www.ZAGG.com and follow us on Facebook, Twitter, and Instagram.
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CONTACT:
Investor Relations:
ICR Inc.
Brendon Frey
203-682-8216
brendon.frey@icrinc.com
Company:
ZAGG Inc
Jeff DuBois
801-506-7336
jeff.dubois@ZAGG.com